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                                                                      Exhibit 21


              SUBSIDIARIES OF INTERNATIONAL MULTIFOODS CORPORATION

         The following is a list of the Company's subsidiaries as of March 5, 2001, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                 JURISDICTION
                                                                      OF
NAME OF SUBSIDIARY                                               INCORPORATION
------------------                                               -------------

Fantasia Confections, Inc.                                       California
Multifoods Bakery Distributors, Inc.                             Delaware
Multifoods Bakery International, Inc.                            Delaware
         Inversiones 91060, C.A.                                 Venezuela
Multifoods Distribution Management, Inc.                         Delaware
         Better Brands, Inc.                                     Delaware
         Multifoods Distribution Group, Inc.                     Colorado
               Multifoods Merchandising, Inc.                    Delaware
Robin Hood Multifoods Inc.                                       Ontario
         Multifoods Ltd.                                         Ontario
         985079 Ontario Inc.                                     Ontario
               Gourmet Baker Inc.                                Ontario
         980964 Ontario Limited                                  Ontario